EXHIBIT 10.1

_________________________________________________________________

EIGHTH AMENDMENT, CONSENT AND WAIVER

TO THE

LOAN AND SECURITY AGREEMENT

BETWEEN

GENERAL EMPLOYMENT ENTERPRISES, INC., TRIAD PERSONNEL SERVICES, INC.,

BUSINESS MANAGEMENT PERSONNEL, INC., BMPS, INC., BMCH, INC., BMCHPA, INC.,

TRIAD LOGISTICS, INC., SCRIBE SOLUTIONS, INC., AGILE RESOURCES, INC.,

ACCESS DATA CONSULTING CORPORATION

AND

PALADIN CONSULTING, INC.

AND

ACF FINCO I LP

DATED AS OF SEPTEMBER 27, 2013

_________________________________________________________________

Effective Date: January 1, 2016

1

EIGHTH AMENDMENT, CONSENT AND WAIVER TO LOAN AND SECURITY AGREEMENT

This Eighth Amendment, Consent and Waiver (this "Agreement") is entered into between GENERAL EMPLOYMENT ENTERPRISES, INC., a corporation organized under the laws of the State of Illinois ("GEE"), TRIAD PERSONNEL SERVICES, INC., a corporation organized under the laws of the State of Illinois ("TPS"), BUSINESS MANAGEMENT PERSONNEL, INC., a corporation organized under the laws of the State of Ohio ("BUMPS"), BMPS, INC., a corporation organized under the laws of the State of Ohio ("BMPSOH"), BMCH, INC., a corporation organized under the laws of the State of Ohio ("BMCH"), BMCHPA, INC., a corporation organized under the laws of the Commonwealth of Pennsylvania ("BMCHPA"), TRIAD LOGISTICS, INC., a corporation organized under the laws of the State of Ohio ("Triad"), SCRIBE SOLUTIONS, INC., a corporation organized under the laws of the State of Florida ("Scribe"), AGILE RESOURCES, INC., a corporation organized under the laws of the State of Georgia, ("Agile", and collectively with the foregoing, "Borrower"), and ACCESS DATA CONSULTING CORPORATION, a corporation organized under the laws of the State of Colorado ("Access Data"), and PALADIN CONSULTING, INC., a corporation organized under the laws of the state of Texas ("Paladin"), and ACF FINCO I LP, a limited partnership formed under the laws of the State of Delaware ("Lender"), this 1st day of January, 2016.

RECITALS:

Borrower and Lender are parties to a Loan and Security Agreement dated September 27, 2013, as amended by a First Amendment effective as of December 31, 2013, by a Second Amendment effective as of December 3, 2014, by a Third Amendment, Consent and Waiver effective as of April 1, 2015 and by a Fourth Amendment, Consent and Waiver effective as of June 15, 2015, by a Fifth Amendment, Consent and Waiver dated as of August 1, 2015, by a Sixth Amendment, Consent and Waiver dated as of September 18, 2015, and by a Seventh Amendment, Consent and Waiver effective as of October 4, 2015 (as so amended, the "Credit Agreement"), and the other agreements, documents and instruments in connection therewith (all of the foregoing, as the same may be amended, restated, or otherwise modified from time to time, to be collectively referred to as the "Loan Documents"). Unless otherwise defined in the Recitals, all capitalized terms in these Recitals shall have the meanings ascribed to such terms in the Loan Documents.

Pursuant to Section 7.8 of the Credit Agreement Borrower is required to provide Lender with not fewer than thirty (30) calendar days' notice in an Authenticated Record prior to, among other things, any proposed change in Borrower's organizational structure, or creation of any Affiliate under the control of Borrower.

Pursuant to Section 8.1 of the Credit Agreement Borrower is prohibited from incurring any Indebtedness not specifically permitted pursuant to the terms of the Credit Agreement.

2

Pursuant to Section 8.2 of the Credit Agreement GEE is prohibited from, among other things, entering into any transaction or series of transactions that directly or indirectly would constitute a merger, consolidation, reorganization or recapitalization with any other Person, and acquiring substantially all of the equity interests or assets of any Person, whether by merger, consolidation, purchase of equity interests or otherwise, except in connection with a Strategic Acquisition.

Pursuant to Section 8.7 of the Credit Agreement Borrower is prohibited from making any dividend, distribution or other payment with respect to Indebtedness except as specifically permitted by the terms of the Credit Agreement.

Pursuant to Section 8.16 of the Credit Agreement Borrower is prohibited from, among other things, making any investment in any Person after the Effective Date, whether in the form of equity interests (including, but not limited to, subscriptions, warrants, options or other rights convertible into equity interests), Indebtedness (including Indebtedness that is convertible into equity interests), any combination of equity interests and Indebtedness, or otherwise, except in connection with a Strategic Acquisition.

Pursuant to the terms of the Seventh Amendment, Consent and Waiver Lender granted its consent to GEE's acquisition of Access Data Consulting Corporation ("Access Data"), and GEE acquired all of the issued and outstanding stock of Access Data on or about October 5, 2015.

On or about the date of this Agreement GEE is entering into a Stock Purchase Agreement (the "Paladin Stock Purchase Agreement") with Enoch S. Timothy and Dorothy L. Timothy, each a resident of Texas (collectively, the "Paladin Sellers") pursuant to which GEE will acquire all of the issued and outstanding securities of Paladin Consulting, Inc., a corporation organized under the laws of the State of Texas ("Paladin"), for a maximum aggregate purchase price of $4,000,000, as adjusted by the terms of the Paladin Stock Purchase Agreement.

Pursuant to and subject to the terms of the Paladin Stock Purchase Agreement, as part of the purchase price GEE may (i) issue to the Paladin Sellers a Subordinated Nonnegotiable Promissory Note in a maximum principal amount of $1,000,000 pursuant to Section 2(a)(ii) and Appendix IV of the Paladin Stock Purchase Agreement (the "Subordinated Note"), (ii) pay to the Paladin Sellers an earnout in a maximum amount equal to $750,000 payable in cash or common stock of GEE pursuant to Section 2(a)(iv) and Appendix II of the Paladin Stock Purchase Agreement (the "Initial Earnout"), and (iii) pay to the Paladin Sellers an earnout in a maximum amount equal to $500,000 payable in common stock of GEE pursuant to Section 2(a)(v) and Appendix III of the Paladin Stock Purchase Agreement (the "Additional Earnout"). For purposes of this Agreement, the Paladin Stock Purchase Agreement, and all other agreements, documents or instruments executed and/or delivered by Paladin, the Paladin Sellers, GEE or any other person in connection with the Paladin Stock Purchase Agreement or the transactions contemplated thereby, as the same may be amended, extended, restated, replaced or otherwise modified from time to time, shall collectively be referred to as the "Paladin Purchase Documents"). As contemplated by the terms of the Paladin Purchase Documents Paladin will become a wholly-owned subsidiary of GEE, the Paladin Sellers may receive the Subordinated Note and GEE may pay to the Paladin Sellers the Initial Earnout and the Additional Earnout (collectively, the "Paladin Acquisition Events").

3

Borrower has requested that Lender consent to (i) the addition of Access Data as a Borrower under the Loan Documents, (ii) Borrower's execution and/or delivery of the Paladin Purchase Documents and the transactions contemplated thereby, (iii) waive the Defaults and Events of Default under Sections 7.8, 8.1, 8.2, 8.7 and 8.16 of the Credit Agreement in connection with the Paladin Acquisition Events that have or will occur as a result of Borrower's execution and/or delivery of the Paladin Purchase Documents and the consummation of the transactions contemplated therein, (iv) the addition of Paladin as a Borrower, and (v) the increase of the maximum principal amount of the Revolving Credit to $10,000,000.

Upon the terms and conditions contained in this Agreement Lender shall agree to the foregoing.

AGREEMENT:

1. Defined Terms. Unless otherwise defined in the Recitals or in the body of this Agreement, all capitalized terms shall have the meanings ascribed to such terms in the Loan Documents.

2. Borrower Representations. Borrower hereby represents to Lender, that:

(a) All Loan Documents executed by Borrower, including without limitation the Credit Agreement, constitute valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with the terms thereof;

(b) Borrower has no claims, offsets, counterclaims, or defenses with respect to the payment or performance of any Obligations owing to Lender under any of the Loan Documents;

(c) No Default or Event of Default shall have occurred and be continuing under the terms of the Loan Documents; and

(d) As a material inducement to Lender entering into this Agreement Borrower acknowledges and agrees that Lender is relying on the accuracy and veracity of each of the representations contained in this paragraph 2.

3. Consent and Waiver. Subject to the terms, conditions, representations and warranties contained herein, and GEE's delivery to Lender of all executed, delivered and/or received Paladin Purchase Documents within three (3) Banking Days of the date of this Agreement, Lender hereby (i) consents to Borrower's execution and/or delivery of the Paladin Purchase Documents and the transactions contemplated thereby, (ii) agrees to waive the Defaults and Events of Default under Sections 7.8, 8.1, 8.2, 8.7 and 8.16 of the Credit Agreement in connection with the Paladin Acquisition Events that have or will occur as a result of Borrower's execution and/or delivery of the Paladin Purchase Documents and the consummation of the transactions contemplated therein, and (iii) consents to the addition of Access Data and Paladin as Borrowers under the Loan Documents.

4. Correction with Respect to the Sixth Amendment. The reference to "Scribe" contained in the title of Paragraph 4 to the Sixth Amendment, Consent and Waiver to the Loan and Security Agreement effective as of September 18, 2015 shall be deleted and replaced with "Agile".

4

5. Addition of Access Data and Paladin as Borrowers; Security Interest. From and after the date of this Agreement (a) the term "Borrower" as defined in, and used in, the Credit Agreement shall mean to include Access Data Consulting Corporation, a corporation organized under the laws of the State of Colorado, and Paladin Consulting, Inc., a corporation organized under the laws of the State of Texas, each of which is a wholly-owned subsidiary of GEE, (b) each and every term, condition and provision of the Credit Agreement applicable to any Borrower individually, or to the Borrowers collectively, shall apply to Access Data Consulting Corporation and to Paladin Consulting, Inc., and (c) each of Access Data Consulting Corporation and Paladin Consulting, Inc., covenants and agrees to be bound by all terms, conditions and provisions of the Credit Agreement and to all other terms, conditions and provisions of all other Loan Documents applicable to any Borrower individually, or to the Borrowers collectively. Access Data Consulting Corporation and Paladin Consulting, Inc. each hereby acknowledges and agrees that in connection with becoming a "Borrower" as described in the Loan Documents, pursuant to the terms of the Credit Agreement and the other Loan Documents such Person is granting to Lender a security interest in and to all of such Person's "Collateral" (as such term is defined in the Credit Agreement), Lender shall be deemed a "Secured Party" under the "UCC" (as such term is defined in the Credit Agreement) with respect to such Person's property, and Lender shall have all rights, powers, privileges and remedies with respect to the Collateral as further described in the Credit Agreement and the other Loan Documents.

6. Increase of Revolving Credit Limit. The reference to "SIX MILLION AND 00/100 DOLLARS ($6,000,000.00)" contained in Section 2.1 of the Credit Agreement is hereby deleted in its entirety and replaced with "TEN MILLION AND 00/100 DOLLARS ($10,000,000.00)".

7. Restated Revolving Credit Note. On the date of this Agreement Borrowers shall have executed and delivered to Lender an amended and restated revolving credit note in the form of Exhibit A attached hereto.

8. Disclosure Schedule. Attached hereto as Exhibit B are additions and modifications to the Disclosure Schedule to the Credit Agreement to reflect the inclusion of disclosure items required by the Credit Agreement with respect to Access Data and Paladin.

9. Reserves. Section 2.4 of the Credit Agreement is hereby amended by the addition of the following to the end thereof:

"Borrower acknowledges and agrees that Lender shall establish a Reserve in an amount equal to Seven Hundred Thousand and 00/100 Dollars ($700,000.00) effective January 1, 2016, and that such Reserve, in the absence of the occurrence and continuation of a Default or Event of Default, shall be reduced by an amount equal to One Hundred Thousand and 00/100 Dollars on the first (1st) Banking Day of each calendar month commencing February 1, 2016 until such Reserve equals Zero and 00/100 Dollars ($0.00). Nothing in the foregoing sentence shall be deemed to limit or impair Lender's right, power and privilege to establish one or more Reserves in Lender's sole discretion as provided in the first sentence of this Section 2.4."

5

10. Permitted Payments. Paragraph (a) of Section 8.7 of the Credit Agreement is hereby amended by the deletion of the word "and" immediately following clause (x) thereof, and by the addition of the following new clauses:

"(xii) a cash payment by GEE to or for the benefit of Enoch S. Timothy and Dorothy L. Timothy, married individuals residing at 7905 Vale Court, North Richland Hills, Texas 76182 (collectively, the "Paladin Sellers") on or about January 1, 2016 in the amount of One Million Seven Hundred Fifty Thousand and 00/100 Dollars ($1,750,000.00) pursuant to the terms of Section 2(a)(i) of the Stock Purchase Agreement between GEE and the Paladin Sellers dated on or about January 1, 2016 (the "Paladin Stock Purchase Agreement") as the Paladin Stock Purchase Agreement is in effect on the date of execution thereof, and disregarding any amendment, modification, restatement or replacement of the Paladin Stock Purchase Agreement, and all other agreements, documents or instruments executed and/or delivered by Paladin Consulting, Inc., a Texas corporation ("Target"), the Paladin Sellers, GEE or any other person in connection with the Paladin Stock Purchase Agreement or the transactions contemplated thereby (collectively, the "Paladin Purchase Documents") after the date of execution of the Paladin Stock Purchase Agreement (the "Paladin Closing Cash Payment");

(xiii) The issuance by GEE to the Paladin Sellers of a Subordinated Nonnegotiable Promissory Note in a maximum principal amount of One Million and 00/100 Dollars ($1,000,000.00) pursuant to Section 2(a)(ii) and Appendix IV of the Paladin Stock Purchase Agreement (the "Paladin Subordinated Note"), only if required by the terms of the Paladin Stock Purchase Agreement, and only in such principal amount as required by the Paladin Stock Purchase Agreement, as the Paladin Stock Purchase Agreement is in effect on the date of execution thereof, and disregarding any amendment, modification, restatement or replacement of any of the Paladin Purchase Documents after the date of execution of the Paladin Stock Purchase Agreement;

(xiv) Subject to clause (xiii), immediately above, payments of cash by GEE to the Paladin Sellers of regularly scheduled payments of interest due and payable under the terms of the Paladin Subordinated Note in accordance with the terms of the Paladin Subordinated Note, as the form of the Paladin Subordinated Note attached as Exhibit C to the Paladin Stock Purchase Agreement is in effect on the date of execution of the Paladin Stock Purchase Agreement, and disregarding any amendment, modification, restatement or replacement of the Paladin Subordinated Note or any of the other Paladin Purchase Documents after the date of execution of the Paladin Stock Purchase Agreement (each, a "Permitted Paladin Interest Payment"), but not any distribution, payment or other amount in prepayment of any obligations or liabilities of, relating to, or with respect to, any Permitted Paladin Interest Payment, whether mandatory, voluntary or otherwise, or due to the acceleration of maturity of any Permitted Paladin Interest Payment for any reason under the terms of the Paladin Subordinated Note or any of the other Paladin Purchase Documents, as the Paladin Purchase Documents are in effect on the date of execution of the Paladin Stock Purchase Agreement, and disregarding any amendment, modification, restatement or replacement of any of the Paladin Purchase Documents after the date of the Paladin Stock Purchase Agreement;

6

(xv) Subject to clause (xiii), above, a payment of cash by GEE to the Paladin Sellers of the regularly scheduled payment of the principal due and payable under the terms of the Paladin Subordinated Note on the maturity date of the Paladin Subordinated Note in accordance with the terms of the Paladin Subordinated Note, as the form of the Paladin Subordinated Note attached as Exhibit C to the Paladin Stock Purchase Agreement is in effect on the date of execution of the Paladin Stock Purchase Agreement, and disregarding any amendment, modification, restatement or replacement of the Paladin Subordinated Note or any of the other Paladin Purchase Documents after the date of execution of the Paladin Stock Purchase Agreement (the "Permitted Paladin Maturity Payment"), but not any distribution, payment or other amount in prepayment of any obligations or liabilities of, relating to, or with respect to, the Permitted Paladin Maturity Payment, whether mandatory, voluntary or otherwise, or due to the acceleration of maturity of the Permitted Paladin Maturity Payment for any reason under the terms of the Paladin Subordinated Note or any of the other Paladin Purchase Documents, as the Paladin Purchase Documents are in effect on the date of execution of the Paladin Stock Purchase Agreement, and disregarding any amendment, modification, restatement or replacement of any of the Paladin Purchase Documents after the date of execution of the Paladin Stock Purchase Agreement;

(xvi) A payment or distribution by GEE to the Paladin Sellers in cash or in shares of GEE common stock (as provided in the Paladin Stock Purchase Agreement) of an earnout in a maximum amount equal to Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) payable in cash or common stock of GEE pursuant to Section 2(a)(iv) and Appendix II of the Paladin Stock Purchase Agreement (the "Paladin Initial Earnout Payment"), only if required pursuant to the terms of the Paladin Stock Purchase Agreement, and only in such amount as required by the Paladin Stock Purchase Agreement, as the Paladin Stock Purchase Agreement is in effect on the date of execution thereof, and disregarding any amendment, modification, restatement or replacement of the Paladin Stock Purchase Agreement or any of the other Paladin Purchase Documents after the date of execution of the Paladin Stock Purchase Agreement, but not any distribution, payment or other amount in prepayment of any obligations or liabilities of, relating to, or with respect to, the Paladin Initial Earnout Payment, whether mandatory, voluntary or otherwise, or due to the acceleration of maturity of the Paladin Initial Earnout Payment for any reason under the terms of Paladin Stock Purchase Agreement or any of the other Paladin Purchase Documents, as the Paladin Purchase Documents are in effect on the date of execution of the Paladin Stock Purchase Agreement, and disregarding any amendment, modification, restatement or replacement of any of the Paladin Purchase Documents after the date of execution of the Paladin Stock Purchase Agreement; and

(xvii) A distribution by GEE to Subordinated Creditor in shares of GEE common stock (as provided in the Paladin Stock Purchase Agreement) of an earnout in a maximum amount equal to Five Hundred Thousand and 00/100 Dollars ($500,000.00) payable in common stock of GEE pursuant to Section 2(a)(v) and Appendix III of the Paladin Stock Purchase Agreement, only if required pursuant to the terms of the Paladin Stock Purchase Agreement, and only in such amount as required by the Paladin Stock Purchase Agreement, as the Paladin Stock Purchase Agreement is in effect on the date of execution thereof, and disregarding any amendment, modification, restatement or replacement of the Paladin Stock Purchase Agreement or any of the other Paladin Purchase Documents after the date of execution of the Paladin Stock Purchase Agreement (the "Paladin Additional Earnout Payment"), but not any distribution, payment or other amount in prepayment of any obligations or liabilities of, relating to, or with respect to, the Paladin Additional Earnout Payment, whether mandatory, voluntary or otherwise, or due to the acceleration of maturity of the Paladin Additional Earnout Payment for any reason under the terms of Paladin Stock Purchase Agreement or any of the other Paladin Purchase Documents, as the Paladin Purchase Documents are in effect on the date of execution of the Paladin Stock Purchase Agreement, and disregarding any amendment, modification, restatement or replacement of any of the Paladin Purchase Documents after the date of execution of the Paladin Stock Purchase Agreement."

7

11.Termination of Permitted Payments. Paragraph (b) of Section 8.7 of the Credit Agreement is hereby amended by:

(a) The addition of the following phrase immediately prior to the phrase ", in whole or in part":

"Permitted Paladin Interest Payment, Permitted Paladin Maturity Payment, Paladin Initial Earnout Payment or Paladin Additional Earnout Payment"' and

(b) The deletion of clause (ii) thereof in its entirety and by the replacement thereof with the following:

"(ii) (A) with respect to any Permitted Jax Legacy Cash Interest Payment, Permitted Jax Legacy Maturity Payment, Permitted Access Data Earnout Payment, Permitted Access Data Subordinated Note Scheduled Payment, or Permitted Access Data Maturity Payment, if Borrower shall have failed to notify Lender in writing of the amount of any such proposed Permitted Payment at least at least three (3) Banking Days prior to the proposed date for making such Permitted Payment, or (B) with respect to any Permitted Paladin Interest Payment, Permitted Paladin Maturity Payment, Paladin Initial Earnout Payment or Paladin Additional Earnout Payment, if Borrower shall have failed to notify Lender in writing of the amount of any such proposed Permitted Payment at least at least ten (10) Banking Days prior to the proposed date for making such Permitted Payment, or (C) from and after the date the $700,000 Reserve described in Section 2.4, above, is reduced to Zero and 00/100 Dollars ($0.00), after giving effect to any proposed Permitted Payment described in subclause (A) or (B) of this clause (ii), if the Borrowing Capacity less the aggregate amount of all Obligations then outstanding would be less than One Hundred Thousand and 00/100 Dollars ($100,000.00) (as determined on a pro forma basis); provided, however, notwithstanding the foregoing provisions of this Section 8.7(b)(ii), in the case of a proposed Permitted Access Data Earnout Payment, Permitted Access Data Subordinated Note Scheduled Payment, or Permitted Access Data Maturity Payment GEE shall be permitted to pay such Permitted Access Data Earnout Payment, Permitted Access Data Subordinated Note Scheduled Payment, or Permitted Access Data Maturity Payment in Access Data Conversion Shares, pursuant to the terms of the Access Data Purchase Documents as the Access Data Purchase Documents are in effect on October 4, 2015, and disregarding any amendment, modification, restatement or replacement of the Access Data Purchase Documents after October 4, 2015; or"

8

12. EBITDA. Section 8.20 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

"8.20 EBITDA. Permit EBITDA as of and for:

(a) The three (3) consecutive calendar month period ending on December 31, 2015, to be a negative number greater than negative Two Hundred Twenty Five Thousand and 00/100 Dollars (-$225,000.00);

(b) The six (6) consecutive calendar month period ending on March 31, 2016, to be less than Nine Hundred Thirty Two Thousand Eight Hundred and 00/100 Dollars ($932,800.00);

(c) The nine (9) consecutive calendar month period ending on June 30, 2016, to be less than Two Million Sixty Five Thousand and 00/100 Dollars ($2,065,000.00);

(d) The twelve (12) consecutive calendar month period ending on September 30, 2016, to be less than Three Million Two Hundred Forty One Thousand and 00/100 Dollars ($3,241,000.00); and

(e) For any period commencing on or after October 1, 2016, no less than such amounts as are established by Lender for such period based on the annual financial projections including such period delivered by Borrower pursuant to Section 6.6, above. Borrower acknowledges and agrees that the above EBITDA covenant levels, and Lender's adjustment in accordance with the preceding sentence, have been established by Lender based on Borrower's operations as conducted on January 1, 2016, and that any material change to such operations, whether by Strategic Acquisition or otherwise, will necessitate an adjustment by Lender of the above EBITDA covenant levels, and that Lender will make such adjustments in Lender's permitted discretion."

13. Borrowing Base Certificate; Compliance Certificate. The Borrowing Base Certificate and Compliance Certificate (Exhibits B and C to the Credit Agreement, respectively) shall be revised to include Access Data Consulting Corporation and Paladin Consulting, Inc., and contain such other amendments and modifications as Lender deems necessary or appropriate in Lender's permitted discretion.

14. Commitment and Closing Fee; Reimbursement of Lender. As consideration for Lender's increase of the Revolving Credit, amendment of the Credit Agreement and grants of waivers and consents with respect to Defaults and Events of Default as provided above, and pursuant to Sections 10.9 and 10.10 of the Credit Agreement, Borrower shall (a) pay to Lender on the date hereof a commitment and closing fee in the amount of Sixty Thousand and 00/100 Dollars ($60,000.00), and (b) reimburse, indemnify and hold Lender harmless for the reasonable fees and costs and expenses incurred by Lender for the services of legal professionals engaged by Lender in connection with the negotiation and preparation of this Agreement. With respect to any amount required to be paid or reimbursed by Borrower pursuant to the foregoing provisions of this paragraph 14, it is hereby agreed that Lender may charge any such amount to the Revolving Credit on the dates such payment is due or such reimbursement is made.

15. Effective Date. This Agreement shall be effective as of January 1, 2016 (the "Effective Date").

9

16. Release. By executing this Agreement Borrower hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, co-lenders, parent entities, subsidiary entities, affiliates, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or in equity or upon contract or tort or under any state or federal law or otherwise, which Borrower has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and include the date of this Agreement, whether such claim, demand or cause of action is matured or unmatured or known or unknown.

17. Specificity of Provisions. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to or a waiver of any other term or condition of the Credit Agreement or any of the documents referred to therein, or (b) prejudice any right or rights which Lender may now have or may have in the future under or in connection with the Credit Agreement or any or any other Loan Document. From and after the effective date of this Agreement, whenever the Credit Agreement is referred to in the Credit Agreement or in any of the other Loan Documents, it shall be deemed to mean the Credit Agreement as modified by this Agreement.

18. Binding Effect of Loan Documents. Borrower hereby acknowledges and agrees that upon giving effect to this Agreement, the Credit Agreement and each other Loan Document shall continue to be binding upon such Borrower and shall continue in full force and effect.

19. No Other Events of Default. Borrower hereby represents and warrants that upon giving effect to this Agreement no default or Event of Default shall have occurred and be continuing under the terms of the Credit Agreement.

20. Choice of Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the internal laws of the State of New York without regard to conflicts of law principles.

21. Counterparts. This Agreement may be executed by one or more the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

10

LENDER:

ACF FINCO I LP

By:

Name:

Its:

Date:

BORROWER:

GENERAL EMPLOYMENT ENTERPRISES, INC.	TRIAD PERSONNEL SERVICES, INC.

By:	By:

Name:	Name:

Its:	Its:

Date:	Date:

BUSINESS MANAGEMENT PERSONNEL, INC.	BMPS, INC.

By:	By:

Name:	Name:

Its:	Its:

Date:	Date:

11

BMCH, INC.	BMCHPA, INC.

By:	By:

Name:	Name:

Its:	Its:

Date:	Date:

TRIAD LOGISTICS, INC.	SCRIBE SOLUTIONS, INC.

By:	By:

Name:	Name:

Its:	Its:

Date:	Date:

AGILE RESOURCES, INC.	ACCESS DATA CONSULTING CORPORATION

By:	By:

Name:	Name:

Its:	Its:

Date:	Date:

12

PALADIN CONSULTING, INC.

By:

Name:

Its:

Date:

13

EXHIBIT A AMENDED AND RESTATED REVOLVING CREDIT NOTE

See attached.

14

EXHIBIT B: DISCLOSURE SCHEDULE

15